UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) - August 19, 2005
                                                          ---------------

                          TELECOM COMMUNICATIONS, INC.
        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                   333-62236                  35-2089848
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)

              Suites 2412-13, Shell Tower, Times Square, Hong Kong
              ----------------------------------------------------
               (Address of principal executive offices) (zip code)

      Registrant's telephone number, including area code - (852) 2782 0983
                                                           ---------------

                                       N/A
         ---------------------------------------------------------------
          (Former Name or Former Address, if changed since last report)


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

          Gary Lam resigned as Chief Financial Officer ("CFO") and Member of the Board of Directors of Telecom Communications, Inc. (the "Company") as of August 19, 2005. Lijian Deng resigned as Secretary, Treasurer, and Controller of the Company as of August 19, 2005. Neither Mr. Lam's nor Mr. Deng's resignation involved any disagreements with the Company on any matter relating to the Company's operations, policies or practices.

          The Board of Directors appointed Victor Z. Li as CFO, Secretary, Treasurer and Director of the Company effective as of August 19, 2005. From October 2003 through August 2005, Mr. Li was the manager of the Enterprise Finance division at Taikang Capital Managements Corp. ("Taikang"). Taikang currently holds 20 million shares of the Company's common stock. Mr. Li started his professional career with Pacific Insurance Corp. in Yinchuan city in July 1999 as a client manager of corporate finance, a position he held until June 2003.

ITEM 9.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

          (c)  Exhibits

               17.1   Resignation Letter of Gary Lam.

               17.2   Resignation Letter of Lijian Deng.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TELECOM COMMUNICATIONS, INC.
                                           ----------------------------
                                           (Registrant)


Dated:  August 23, 2005                    By: /s/ Tim T. Chen
                                               -----------------------------
                                               Director and CEO
                                               (Principal Executive Officer)


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                                INDEX TO EXHIBITS
                                -----------------

17.1   Resignation Letter of Gary Lam.

17.2   Resignation Letter of Lijian Deng.